Exhibit 10.1

PARTIAL ASSIGNMENT

State: TEXAS

County: JACK

Grantor: Texas Permian Partners Oil & Gas (TPPOG) Grantee: Texas Jack Oil & Gas

Effective

Date: May 1, 2013

This Assignment is made and entered into by Grantor and Grantee, named above. For the consideration provided for, the receipt and sufficiency of which is hereby acknowledged, Grantor sells, assigns and transfers, to Grantee and Grantee’s successors and assigns, in the percentages shown on Exhibit “A” attached hereto, of Grantor’s right, title, working interest, claims and causes of action of whatsoever kind and character in and to properties described in paragraphs 1 through 5 below.

1.	In said percentages, as shown on Exhibit “A” attached hereto, of the rights, title, and working interest of Grantor in, to and under the oil, gas and mineral leases (the “Leases”) described in Exhibit “A”, including any renewals, extensions or ratifications and the oil and gas leasehold estates and other interests in the lands described on Exhibit “A”. Exhibit “A” is attached hereto and made a part of this Assignment for all purposes.
2.	Without limiting the foregoing, in said percentages, as shown on Exhibit “A” attached hereto, of any other right, title and working interest of Grantor, of whatever kind or character in and to the lands specifically described on Exhibit “A” (the “Lands”) and, in said percentages, as shown on Exhibit “A” attached hereto, of the rights, title and working interest of Grantor in, to under or derived from all oil, gas and mineral leases and leasehold fee or mineral and royalty interests and all other interests of whatever character, insofar as the same covers or relates to the Lands and Leases described in Exhibit “A”.
3.	In said percentages as shown on Exhibit “A” attached hereto, of the right, title and working interest of Grantor in any pooled or unitized acreage or rights included, in whole or in part, within the Lands, including all oil and gas production from the pool or unit allocated to such properties (including, without limitation, units formed under orders, rules, regulations or other official acts of any state or other authority having jurisdiction and so called “working interest units” created under operating agreements or otherwise) and all interests in any wells within the unit or pool associated with such properties, whether the unitized or pooled oil and gas production comes from the wells located within or without the areas covered by the Lands, and all tenements, hereditaments and appurtenances belonging to the properties.

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PARTIAL ASSIGNMENT

4.	In said percentages, as shown on Exhibit “A” attached hereto, of the right, title and working interest of Grantor in all of the permits, licenses, servitudes, easement, rights of way, orders, gas purchase and sale contracts, crude oil purchase and sale contracts or agreements, surface leases, farming and farm out agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities and other contracts, agreements, and rights, and any amendments, which are owned by Grantor, in whole or in part, whether or not the same appear of record in the county where the Lands are located, and which are appurtenant to, affect, are used or held for use in connection with either the ownership, operation, production, treatment or marketing of oil and gas, or either of them, and the sale or disposal of water, hydrocarbons, or associated substances from the Lands and Leases.

5.	To the extent transferable, the benefit of and the right to enforce in said percentages, as shown on Exhibit “A” attached hereto, of the right, title and working interest rights, covenants and warranties, if any, under the terms and conditions of any of the agreements and contracts which Grantor is entitled to enforce, with respect to the assets, against Grantor’s predecessors in title to the assets and against any other party to such agreements and contracts.

TO HAVE AND TO HOLD the Assets unto Grantees and its successors and assigns forever; provided, however, this Assignment is made by Grantor subject to the following terms, representations, agreements, and provisions:

a.	Grantee shall: (a) at the Effective Date assume and be responsible for and comply with said percentage duties and obligations of Grantor, express or implied, with respect to the Assets, including without limitation, those arising under or by virtue of any lease, contract, agreement, document, permit, applicable statute or rule, regulation or order of any governmental authority, specifically including, without limitation, any governmental requests or requirement to plug and/or abandon any well of whatever type, status, or classification, or take any clean-up or other action with respect to the property of premises; and (b) defend, indemnify, and hold Grantor harmless from any and all related claims. Grantor shall: (a) be responsible for any and all claims arising out of the production or sale of hydrocarbons from the properties, including all expenses of operations, the proper accounting or payment to parties for their interest, insofar as claims relate to periods of time prior to the Effective Date; and, (b) defend, indemnify, and hold Grantee harmless from any and all such claims, Grantee shall be responsible for their percentage of all types of claims insofar as they relate to periods of time from and after the Effective Date and shall defend, indemnify, and hold Grantee harmless form any such claims.

b.	Grantor shall be entitled to all proceeds accruing to the Assets prior to the Effective Date of this Assignment, including proceeds attributable to product inventories above the pipeline connection and gas product inventories as of the Effective Date and shall be responsible for operating expenses, capital expenditures, all taxes, and other obligations on the Assets prior to the Effective Date. Grantee shall be entitled to the stated percentage proceeds accruing to the Assets after the Effective Date and shall be responsible for their percentage share of the operating expenses, capital expenditures, all taxes, and other obligations on the Asset after the Effective Date.

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PARTIAL ASSIGNMENT

c.	This Assignment is made expressly subject to all of the leases, agreements, and other documents described in Exhibit “A” and all other valid and existing contracts, easements, and other instruments affecting all or any part of the Assets, together with any and all existing overriding royalties and other interests payable out of production from all or any part of the Lands, as shown of record.

As to claims arising by, through, or under Grantor, Grantor makes no warrants that title to the Assets is good and marketable.

Grantor shall not be responsible for title defects occurring or arising out of occurrences or omissions of, by, through, or under Grantor, but not otherwise. In addition, Grantor represents and covenants that the Assets are free and clear of any and all liens, encumbrances, or claims of third parties created by Grantor; and, further that Grantor has no notice of pending litigation or claims of any kind, including claims by the owners of the surface and/or mineral estate, which would or could, if successfully prosecuted, impair in any manner the Assets.

EXCEPT AS SPECIFIED HEREIN THE PRECEDING PARAGRAPH GRANTOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASES, EQUIPMENT AND PERSONAL PROPERTY LOCATED ON THE ASSETS, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

It is the intention and agreement of Grantor and Grantee that the provisions of this Assignment shall be severable. Should the whole or any portion of a section or paragraph be judicially held to be void or invalid, such holding shall not affect other portions which can be given effect without the invalid or void portion.

The provisions of this Assignment shall be binding on and inure to the benefit of Grantee and Grantor and their respective affiliates, heirs, devisees, legal or personal representatives, successors, and assigns and shall constitute covenants running with the Lands and the Assets.

This Assignment is executed by Grantor as of the date of the acknowledgment of their signature below, but is effective as of the Effective Date stated above.

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PARTIAL ASSIGNMENT

GRANTOR:

/s/ Robert Schwarz
Robert Schwarz
Texas Permian Partners Oil & Gas

STATE OF CALIFORNIA	§
§
COUNTY OF ORANGE	§

This instrument was acknowledged before me on this the day of May, 2013, by

Robert Schwarz, authorized agent of Grantor, Texas Permian Partners Oil & Gas (TPPOG).

_______________________________________

Notary Public In and For the State of California

[Exhibit “A” - Description of Percentage Interest in said well on next page]

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PARTIAL ASSIGNMENT

EXHIBIT “A”

Working Interest to be conveyed as set aside of name in the Bright 1H well, API #42-237-39469.

The Bright 1H well is further described as being situated on 87.03 acres of land of situated within the S.R. Halley Survey, Abstract No. 1748, Jack County, Texas, said 87.03 acres being out of and part of a 325.45 acre tract of land described in a Deed to Edwin B. Bright et ux. recorded in Volume 333, Page 645 of the Official Public Records of Jack County, Texas. (see attached Plat)

The working interest being assigned within this Partial Assignment is for all depths, behind pipe or not, of the borehole known as the Bright 1H well.

Texas Jack Oil & Gas

15 Belfort

Newport Coast, CA 92657

3.00 percent of 100.00 percent Working Interest

Exhibit “A” Ends Here

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